UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8- K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 19, 2009

MOGGLE, INC.
(Exact name of registrant as specified in its charter)

Delaware	333- 152050	35-2327649
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

111 Presidential Boulevard
Suite 212
Bala Cynwyd, PA 19004

 (Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (215) 463-4099

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8 - Other Events

Item 8.01 Other Events.

Moggle, Inc. (“Moggle”) has entered into a definitive agreement with Alexander David Securities Limited (“Alexander David”) a London based securities firm (the “Agreement”). Pursuant to the Agreement, Alexander David has agreed to act as Moggle’s lead Corporate Financial Advisor and Broker in the United Kingdom. Alexander will use its reasonable endeavors to assist Moggle in gaining Admission to the London Stock Exchange PLC’s AIM market and raising private equity capital outside of the United States. There can be no assurance that Alexander David will be successful in any of these endeavors. Alexander David may also, at a time to be agreed upon by the parties, commence research coverage of Moggle through the publication of an initial note and subsequent updates.  The Agreement requires the payment by the Company to Alexander David of fixed and contingent cash and equity compensation as well as the reimbursement by Moggle to Alexander David of agreed upon costs and expenses.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: January 19, 2009	MOGGLE, INC.

	By:	/s/ Ernest Cimadamore
	Name:	Ernest Cimadamore.
	Title:	Secretary and Chief Financial Officer

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